Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978 570 6879
Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces First Quarter 2009 Results

Wilmington, MA (May 5, 2009) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal first quarter ended March 31, 2009.

“Profitability improved during the first quarter of 2009 due to operational improvements which more than offset the impact of weak economic conditions on revenues.  Adjusted EBITDA grew 6.3% from the same period a year ago, to $26.7 million.  As a percent of sales, Adjusted EBITDA increased to 21.2%, our highest level since the third quarter of 2006,” said Robert Kirby, President and CEO of Accellent.  “During these difficult economic times we are strengthening the fundamentals of our business to create sustainable competitive advantage.”

First Quarter 2009 Financial Results

Net sales decreased 2.0% to $126.3 million in the first quarter of 2009 compared with $129.0 million in the first quarter of 2008.  Gross profit increased $0.7 million to $34.9 million, or 27.6% of net sales, in the first quarter of 2009 compared with $34.2 million, or 26.5% of net sales, in the first quarter of 2008.  Income from operations was $15.4 million in the first quarter of 2009, compared to $13.6 million in the first quarter of 2008.  Net income was $0.6 million in the first quarter of 2009, compared with a net loss of $7.7 million in the first quarter of 2008.

Adjusted EBITDA for the first quarter of 2009 was $26.7 million, or 21.2% of net sales, compared to Adjusted EBITDA of $25.1 million, or 19.5% of net sales, in the first quarter of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss first quarter 2009 results in a conference call scheduled for today, May 5, 2009 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 659-1942 pass code 10509228.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 80388469 until May 12, 2009.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities an Exchange Commission on March 31, 2009. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Three Months Ended March 31,	Three Months Ended March 31,

	2009	2008
Net sales	$126,349	$128,967
Cost of sales	91,465	94,817
Gross profit	34,884	34,150

Selling, general and administrative expenses	13,715	14,502
Research and development expenses	679	751
Restructuring and other charges	1,337	1,583
Amortization of intangible assets	3,735	3,735
Income from operations	15,418	13,579

Interest expense, net	(15,002)	(17,047)
Other income (expense)	916	(1,492)
Income (loss) before income taxes	1,332	(4,960)

Income tax expense	723	2,752
Net income (loss)	$609	$(7,712)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended March 31,	Three Months Ended March 31,
	2009	2008
Net income (loss)	$609	$(7,712)
Interest expense, net	15,002	17,047
Provision for income taxes	723	2,752
Depreciation and amortization	9,103	8,660
EBITDA (1)	$25,437	$20,747

Adjustments:
Restructuring and other charges	1,363	1,583
Stock-based compensation – employees	88	275
Stock-based compensation – non-employees	30	444
Employee severance and relocation	405	335
Chief executive recruiting costs	—	(26)
Currency translation (gain) / loss	(1,104)	611
Loss on derivative instruments	185	878
Loss on sale of property and equipment	40	4
Management fees to stockholder	289	289
Adjusted EBITDA (1)	$26,733	$25,140

Accellent Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$28,735	$14,525
Accounts receivable, net	52,648	50,724
Inventories	58,994	64,204
Prepaid expenses and other current assets	4,277	3,954
Total current assets	144,654	133,407
Property, plant and equipment, net	124,214	127,460
Goodwill	629,854	629,854
Intangible assets, net	190,770	194,505
Deferred financing costs and other assets	16,876	17,505
Total assets	$1,106,368	$1,102,731

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$4,007	$4,007
Accounts payable	22,739	23,285
Accrued expenses and other current liabilities	44,308	34,137
Total current liabilities	71,054	61,429
Long-term debt	697,277	702,529
Other long-term liabilities	35,778	36,600
Total liabilities	804,109	800,558
Stockholder’s equity	302,259	302,173
Total liabilities and stockholder’s equity	$1,106,368	$1,102,731

(1)
EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by our covenant calculations and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility.  For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.